UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 12, 2012

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On March 12, 2012, MSPC, the independent registered public accountants for China Sky One Medical, Inc. (the “Company”), resigned effective March 12, 2012.

MSPC’s audit report on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2010 and through March 12, 2012, there were no disagreements with MSPC on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MSPC's satisfaction, would have caused MSPC to make reference thereto in connection with its report on the Company's financial statements for such years.

No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred during the years ended December 31, 2009 and S2010 and through March 12, 2012.

The Company provided MSPC with a copy of the disclosures it made to the Current Report on Form 8-K, as amended, and requested that MSPC furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of MSPC’s letter dated March 29, 2012 is attached as Exhibit 16.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

16.1 Letter from MSPC to the Securities and Exchange Commission, dated March 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: April 3, 2012	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President